Exhibit 10.12

Execution Copy

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

TERMINATION AND LICENSE AGREEMENT

This Termination and License Agreement (the “Agreement”) is made and entered into as of May 24, 2013 (the “Effective Date”) by and between Merck Sharp & Dohme Corp., a New Jersey corporation with a principal place of business at One Merck Drive, Whitehouse Station, NJ 08889 (“Merck”) and Scynexis, Inc., a Delaware corporation with a principal place of business at 3501 C Tricenter Boulevard, Durham, NC 27713 (“Scynexis”) (each individually a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, Scynexis and Merck have expressed the mutual intent to terminate the 2002 Agreement (as defined herein);

WHEREAS, Scynexis desires to continue the development and commercialization of a certain Program Compound (as defined herein); and

WHEREAS, Merck desires to grant Scynexis an exclusive, worldwide, royalty-bearing license under Program Compound Patent Rights (as defined herein) in the Field (as defined herein) and certain other rights with respect to such Program Compound as described herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Scynexis and Merck agree as follows:

ARTICLE 1

DEFINITIONS

All capitalized terms in this Agreement shall have the following meanings:

1.1. “2002 Agreement” shall mean the Research Collaboration and License Agreement, dated June 1, 2002, by and between Scynexis and Merck, and as subsequently amended by the Parties on April 14, 2003, June 2, 2003, January 1, 2006 and January 1, 2008.

1.2. “Affiliate” shall mean (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or directly, by Merck or Scynexis; or (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of Merck or Scynexis.

1.3. “Agreement” shall have the meaning set forth in the preamble.

1.4. “Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.5. “Calendar Year” means a period of twelve (12) consecutive calendar months ending on December 31.

1.6. “Claims” shall have the meaning given such term in Section 7.1.

1.7. “Clinical Trial” shall mean either a Phase I Clinical Trial, a Phase II Clinical Trial or a Phase III Clinical Trial, as the case may be.

1.8. “Combination Product” means either: (a) any pharmaceutical product containing Program Compound and at least one other active ingredient that is not a Program Compound; or (b) any combination of a Program Compound and another pharmaceutical product that contains at least one other active ingredient that is not a Program Compound where such products are not formulated together but are sold together as a single product and invoiced as one product. All references to Product in this Agreement shall be deemed to include Combination Product.

1.9. [*].

1.9A. “Control,” “Controls” or “Controlled by” shall mean, with respect to any intellectual property right, that the applicable Party owns or has a license to such item or right and has the ability to grant to the other Party access to, and/or a license or sublicense under, such item or right as provided for in this Agreement without violating the terms of any agreement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense (as applicable).

1.10. “Effective Date” shall have the meaning set forth in the preamble.

1.11. “Field” shall mean the treatment and prevention of diseases, infections or other disorders in humans.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.12. “Filing” of an NDA means the acceptance by a regulatory authority of an NDA for filing, if applicable, or the date of filing if the applicable regulatory jurisdiction does not have an “acceptance” process or requirement.

1.13. “First Commercial Sale” shall mean, with respect to Product, the first sale for end use or consumption of such Product in a country after all required approvals, including marketing and pricing approvals, have been granted by the governing health authority of such country.

1.14. “IND” means the investigational new drug application numbered 107,521 for Program Compound as submitted to FDA prior to the Effective Date.

1.15. “Initiation” shall mean, with respect to a milestone event as set forth in Section 5.1, the administration of the first dose to a patient or subject in a Clinical Trial.

1.16. “Major Market” shall mean any one of the following countries: United States, Japan, the United Kingdom, France, Germany, Italy or Spain.

1.17. “Major European Market” shall mean any one of the following countries: the United Kingdom, France, Germany, Italy or Spain.

1.18. “Marketing Approval” shall mean any and all approvals (including price and reimbursement approvals), licenses, registrations, or authorizations of the United States, European Union or any country, federal, state or local regulatory agency, department, bureau or other government entity that is necessary for the manufacture, use, storage, import, transport and/or sale of a Product for human use in such jurisdiction and following which the Product may be legally sold in such jurisdiction.

1.19. “Materials” shall consist of the Prototype Materials and other materials set forth in Schedule 1.19 attached hereto.

1.20. “Merck” shall have the meaning set forth in the preamble.

1.21. “Merck FDA Letter” means the letter from Merck to FDA, duly executed by Merck, to be filed with FDA no later than one (1) business day following the Effective Date with regard to the transfer of the IND from Merck to Scynexis, the form of which is attached hereto as Schedule 1.21.

1.22. [RESERVED]

1.23. “Merck Indemnitees” shall have the meaning set forth in Section 7.3.

1.24. “Merck Know-How” shall mean any Merck information and materials, including but not limited to, discoveries, improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, which are not generally

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

known and are set forth in the IND, Program Documentation and Materials, including [*].

1.25. “Merck Patent Rights” shall consist of Program Compound Patent Rights, Merck Process Patent Rights and Other Compound Patent Rights.

1.26. “Merck Process Patent Rights” shall mean those Patent Rights that as of the Effective Date and during the term of the Agreement (a) are Controlled by Merck and/or its Affiliates and (b) claim or cover any cell line, starting material or intermediate used for making the Program Compound or the process for making Program Compound or an intermediate thereof, including without limitation, the Patent Rights set forth in Schedule 1.26 attached hereto.

1.27. “Merck Released Claims” shall have the meaning set forth in Section 7.1.

1.28. “NDA” shall mean a New Drug Application, Marketing Application Authorization or similar application or submission for marketing approval of a Product filed with a regulatory authority in a country.

1.29. “Net Sales” shall mean the gross invoice price of Product sold by Scynexis, its Affiliates or sublicensees (which term does not include distributors) to the first independent third party after deducting, if not previously deducted, in the amount invoiced or received:

a) trade and quantity discounts;

b) returns, rebates and allowances;

c) charge backs and other amounts paid on sale or dispensing of Products;

d) retroactive price reductions that are actually allowed or granted;

e) sales commissions paid to distributors and/or selling agents;

f) [*] bad debt, sales or excise taxes, early payment cash discounts, transportation and insurance charges and additional special transportation, custom duties, and other governmental charges; and

g) the standard inventory cost of devices or delivery systems used for dispensing or administering Product which accompany Product as it is sold.

With respect to sales of Combination Products, Net Sales shall be calculated [*]. In the event that Product is sold only as a Combination Product, Net Sales shall be

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

calculated on the basis of the invoice price of the Combination Product multiplied by a fraction, the numerator of which shall be the [*] of Program Compound in the Product and the denominator of which shall be the [*] of all of the active ingredients in the Combination Product. [*] shall be determined in accordance with Scynexis’ regular accounting methods. In the event that Product is sold only as a Combination Product and either Party reasonably believes that the calculation set forth in this Paragraph does not fairly reflect the value of the Product relative to the other active ingredients in the Combination Product, the Parties shall negotiate, in good faith, other means of calculating Net Sales with respect to Combination Products.

1.30. [RESERVED]

1.31. “Other Compound Patent Rights” shall mean the Patent Rights set forth in Schedule 1.31 attached hereto.

1.32. “Party” or “Parties” shall have the meaning set forth in the preamble.

1.33. “Patent Rights” shall mean any and all patents or patent applications in the Territory (which for the purposes of this Agreement shall be deemed to include certificates of invention, applications for certificates of invention, divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates, utility, models and the like of any such patents and patent applications and foreign equivalents thereof).

1.34. “Payment” shall have the meaning set forth in Section 3.8(c).

1.35. “Phase I Clinical Trial” shall mean a human clinical trial relating to Product (in any country) that would satisfy the requirements of US 21 CFR 312.21(a) involving patients or normal volunteers, which are closely monitored, to obtain initial safety information, and if possible, early indication of effectiveness.

1.36. “Phase II Clinical Trial” shall mean a human clinical trial relating to Product (in any country) that would satisfy the requirements of US 21 CFR 312.21(b) involving patients with the disease or condition or interest, which are closely monitored, to evaluate effectiveness as well as common short-term side effects and risks.

1.37. “Phase III Clinical Trial” shall mean controlled or uncontrolled human clinical trial relating to Product (in any country) that would satisfy the requirements of US 21 CFR 312.21(c) involving patients with the disease or condition or interest, the results of which could be used to establish safety and efficacy of the Product as a basis for a Marketing Approval.

1.38. “Program Compound” shall mean MK-3118 (also known as SCY-078), a semi-synthetic derivative of the natural product enfumafungin and a potent inhibitor of the synthesis of the fungal cell wall polymer b-(1,3)-D-glucan. Chemical Name: [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.39. “Program Compound Patent Rights” shall mean the Patent Rights set forth in Schedule 1.39 attached hereto.

1.40. “Product” shall mean any pharmaceutical preparation in final form, including all dosage forms, formulations and line extensions thereof, for any and all uses in the Field, including without limitation any Combination Product, comprising Program Compound (i) for sale by prescription, over-the-counter or any other method; or (ii) for administration to human patients in a Clinical Trial.

1.41. “Program Documentation” shall mean the information, data and records relating to Program Compound as set forth in Schedule 1.41 attached hereto.

1.42. “Proprietary Information” shall mean all Merck Know-How, Scynexis Know-How, and all other scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing, electronically or orally, which is provided by one Party to the other Party in connection with this Agreement.

1.43. “Prototype Materials” shall consist of the Materials specifically identified as “Prototype Materials” in Schedule 1.19 attached hereto.

1.44. “Scynexis” shall have the meaning set forth in the preamble.

1.45. “Scynexis FDA Letter” means the letter from Scynexis to FDA, duly executed by Scynexis, to be filed with FDA no later than one (1) business day following the Effective Date with regard to the transfer of the IND from Merck to Scynexis, the form of which is attached hereto as Schedule 1.45.

1.46. “Scynexis Know-How” shall mean any Scynexis information and materials, including but not limited to, discoveries, improvements, processes, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, which are not generally known and are set forth in any written progress reports provided by Scynexis to Merck.

1.47. “Scynexis Released Claims” shall have the meaning set forth in Section 7.2.

1.48. “Taxes” shall have the meaning set forth in Section 5.7.

1.49. “Territory” shall mean all of the countries in the world.

1.50. “Third Party Claim” shall have the meaning set forth in Section 7.4(b).

1.51. “Valid Patent Claim” means a claim of an issued and unexpired patent included within the Merck Patent Rights, which has not been revoked or held

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed with the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

ARTICLE 2

TERMINATION OF 2002 AGREEMENT

2.1. Termination of the 2002 Agreement. Merck and Scynexis hereby agree to terminate the 2002 Agreement as of the Effective Date and agree that all rights and obligations of the Parties set forth in the 2002 Agreement shall be extinguished except as otherwise provided in this Agreement.

2.2. Transfer of IND.

(a) Merck hereby transfers all right, title and interest in and to the IND to Scynexis as of the Effective Date.

(b) Scynexis and Merck shall file the Scynexis FDA Letter and the Merck FDA Letter, respectively, with the FDA within one (1) business day after the Effective Date. Scynexis shall be responsible for the payment of any filing or similar fees payable to the FDA with respect to the transfer of the IND and the Program Compound to the Scynexis.

2.3. Transfer of Program Documentation.

(a) Merck shall provide to Scynexis the Program Documentation on or prior to the Effective Date.

(b) Scynexis acknowledges and agrees that it has received from Merck the Program Documentation as of the Effective Date.

2.4. Transfer of Materials

(a) Merck shall transfer to Scynexis, free of charge, the Materials within sixty (60) days of the Effective Date.

(b) Merck shall use commercially reasonable efforts to arrange and conduct the shipment of the Materials in a manner commensurate with the care and maintenance requirements of the Materials. Within [*] of delivery of the Materials, Scynexis shall confirm due receipt thereof in writing, which confirmation shall be conclusive evidence of the discharge of Merck’s obligations hereunder. If no written confirmation is provided within the required time period, then Scynexis shall be deemed to have received the Materials and Merck’s obligations fully discharged.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Merck shall hold title to and risk of loss and damage to the Materials under this Agreement, until tender to Scynexis at Scynexis’ offices, or designated facility at which time, title and risk of loss and damage to the Materials shall transfer to Scynexis. No right or interest in any know-how or any other intellectual property rights of Merck shall be otherwise transferred by the transfer of the Materials.

(d) Scynexis acknowledges and agrees that the Materials are experimental and are supplied to Scynexis “as is.” (I) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF MERCK; AND (II) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. Scynexis agrees to rely solely upon its own opinion of the Materials with regard to their safety and suitability for any purpose.

2.5. Use and Maintenance of Prototype Materials.

(a) Scynexis shall maintain proof of usage and disposition of the Prototype Material until [*], including implementation of validated controls to track inventory, distribution, and actual use of such Prototype Material.

(b) Scynexis shall use the Prototype Material for the sole and exclusive purpose of development, testing or product evaluation to support clinical development of Program Compound, in accordance with subheading 9817.85.01 of the Harmonized Tariff Schedule of the United States and applicable laws.

(c) Scynexis shall not sell to a third party the Prototype Material or any derivatives of such Prototype Material, including Product. In addition, Scynexis shall not incorporate the Prototype Material into other products or materials for sale by Scynexis or a third party.

(d) If requested by Merck or U.S. Customs, Scynexis shall provide a specific end use statement for the Prototype Material in the form attached hereto as Schedule 2.5. Such statement shall be provided within [*] of Scynexis’ receipt of such request from Merck or U.S. Customs.

(e) Upon the written request of Merck and not more than [*], Scynexis shall permit Merck or its designee to have access during normal business hours to such records and personnel of Scynexis as may be reasonably necessary to verify Scynexis’ compliance with the terms and conditions of this Section 2.5.

2.6. Except as otherwise set forth in this Article 2, Merck shall have no obligations to Scynexis, its Affiliates or sublicensees to take any actions or provide any information, documentation, materials or assistance after the Effective Date. For clarity,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Merck shall not be required to respond to any requests by Scynexis, its Affiliates or sublicensees for information, documentation, materials or assistance with regard to any research, development, regulatory, manufacturing, marketing or commercialization matter related to Program Compound or Product.

ARTICLE 3

LICENSE GRANTS, DEVELOPMENT AND COMMERCIALIZATION

3.1. License Grants by Merck.

(a) Exclusive License. Merck hereby grants to Scynexis an exclusive (even as to Merck), royalty-bearing license under Merck’s interest in the Program Compound Patent Rights, with a right to grant and authorize sublicenses, to research, develop, make, have made, use, offer to sell, sell and/or import the Product for use in the Field in the Territory during the Term.

(b) Non-Exclusive License. Merck hereby grants to Scynexis a non-exclusive, royalty-bearing license under the Merck Process Patent Rights and Merck Know-How, with a right to grant and authorize sublicenses, to research, develop, make, have made, use, offer to sell, sell and/or import the Product for use in the Field in the Territory during the Term. Further, Merck covenants not to grant any license to a third party under the Merck Process Patent Rights and/or Merck Know-How to research, develop, make, have made, use, offer to sell, sell and/or import the Product for use in the Field in the Territory during the Term.

3.2. License Grant by Scynexis. Scynexis hereby grants to Merck an exclusive (even as to Scynexis), fully paid-up, perpetual license under Scynexis’ interest in the Program Compound Patent Rights, with a right to grant and authorize sublicenses, to research, develop, make, have made, use, offer to sell, sell and/or import the Product for use outside of the Field in the Territory; provided, however, if Scynexis accepts assignment of the Program Compound Patent Rights pursuant to Section 3.6(a) then the license granted in this Section 3.2 shall be terminated.

3.3. Merck Retained Rights. The Parties acknowledge and agree that Merck and its Affiliates, and their respective sublicensees, shall retain the rights under the Program Compound Patent Rights to research, develop, make, have made, use, offer to sell, sell and/or import Program Compound and other products outside of the Field in the Territory; provided, however, if Scynexis accepts assignment of the Program Compound Patent Rights pursuant to Section 3.6(a) then all Retained Rights references herein shall be extinguished.

3.4. No Implied Licenses. Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Proprietary Information disclosed to it under this

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agreement or under any patent rights, know-how or other intellectual property owned or controlled by the other Party or its Affiliates.

3.5. Sublicenses. Merck and Scynexis shall each have the right to sublicense any or all of the licenses granted to a Party hereunder. Each Party shall be responsible for ensuring that the performance by any of its sublicensees hereunder that are exercising rights under a sublicense hereunder is in accordance with the applicable terms of this Agreement (applicable to the sublicensed activities), and the grant of any such sublicense shall not relieve a Party of its obligations under this Agreement (except to the extent they are performed by any such sublicensee(s) in accordance with this Agreement).

3.6. Prosecution and Enforcement of Merck Patent Rights.

(a) Merck shall prosecute and maintain the Merck Patent Rights in the Territory. Notwithstanding the foregoing, in the event that Merck determines it no longer wishes to prosecute and maintain some or all of the Merck Patent Rights in the Territory, Merck shall offer to assign such Merck Patent Rights to Scynexis. Scynexis shall have [*] from receipt of written notice from Merck to accept or decline the assignment of such Merck Patent Rights. Upon acceptance, the Parties shall execute the necessary instruments effecting the assignment. Scynexis hereby acknowledges and agrees that good and valuable consideration for the assignment of such Merck Patent Rights from Merck to Scynexis shall consist of Scynexis’ obligations to make the milestone and royalty payments to Merck as set forth in Article 5 and that such obligations of Scynexis shall remain in full force and effect following the assignment of Merck Patent Rights. In the event that Scynexis declines to accept the assignment of the Merck Patent Rights or fails to respond to Merck’s written notice within the [*] notice period, Merck shall have the right to assign any or all of the Merck Patent Rights to a third party or otherwise abandon such Merck Patent Rights in whole or in part. Upon acceptance of the assignment of such Merck Patent Rights and/or the expiration of the [*] notice period, Merck shall no longer be obligated to perform the activities set forth in subsections (b) through (i) below; provided however, notwithstanding the foregoing, in the event that Scynexis has accepted assignment of any Program Compound Patent Rights pursuant to this Section 3.6(a) and a third party should seek to invalidate or render unenforceable any such Program Compound Patent Right, Merck shall offer reasonable assistance to Scynexis (or its licensees) to the extent that such assistance is required as a result of Merck being the original joint owner of such Program Compound Patent Right, at no charge except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance.

(b) Without prejudice to the duties of Merck above, Merck shall give notice to Scynexis of the grant, lapse, revocation, surrender, invalidation or abandonment of any Merck Patent Rights.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Merck shall inform Scynexis of any request for, or filing or declaration of, any interference, opposition, invalidation, reexamination, reissue proceeding, post-grant review, inter partes review, derivation proceeding or other similar administrative proceeding or administrative appeal thereof, relating to Merck Patent Rights within [*] of learning of such event. Merck shall keep Scynexis informed of developments in any such action or proceeding, including, consultation and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto. Merck shall bear the expense of any of the foregoing relating to Merck Patent Rights.

(d) Each Party shall promptly report in writing to each other Party during the term of this Agreement any infringement of any of the Merck Patent Rights in the Field in the Territory by a third party of which it becomes aware. The Parties shall thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by either or both Merck and Scynexis, to terminate any infringement of the Merck Patent Rights. However, Merck, upon written notice to Scynexis, shall have the first right to initiate and prosecute such legal action at its own expense and in the name of Merck and Scynexis or to control the defense of any declaratory judgment action relating to the Merck Patent Rights. Merck shall promptly inform Scynexis if its elects not to exercise such first right and Scynexis shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of Scynexis and, if necessary, Merck. Each Party shall have the right to be represented by counsel of its own choice.

(e) In the event that Merck determines to initiate an infringement or other appropriate suit anywhere in the world against such third party in accordance with subsection (d) hereof, Merck shall provide Scynexis with an opportunity to make suggestions and comments regarding such suit and shall promptly notify Scynexis of the commencement of such suit. Merck shall keep Scynexis promptly informed of, and shall from time to time consult with Scynexis regarding, the status of any such suit and shall provide Scynexis with copies of all documents filed in, and all material written communications relating to, such suit. Merck shall select counsel who shall be reasonably acceptable to Scynexis. Merck shall, except as provided below, pay all expenses of the suit, including, without limitation, attorneys’ fees and court costs. If necessary, Scynexis shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit. Scynexis shall have the right to participate and be represented in any suit by its own counsel at its own expense. Merck shall not settle any such suit involving rights of Scynexis without obtaining the prior written consent of Scynexis, which consent shall not be unreasonably withheld.

(f) In the event that Scynexis (or its sublicensee) determines to initiate an infringement or other appropriate suit anywhere in the world against such third party in accordance with subsection (d) hereof, Scynexis (or its sublicensee) shall have the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

sole and exclusive right to select counsel and shall pay all expenses of the suit, including without limitation attorneys’ fees and court costs. If necessary, Merck shall join as a party to the suit and shall participate only to the extent that such participation is required as a result of its being a named party to the suit or being the holder of any patent at issue or being the owner of any Merck Patent Rights at issue. At Scynexis’ request, Merck shall offer reasonable assistance to Scynexis (or its sublicensees) in connection therewith at no charge except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. Without limiting the generality of the preceding sentence, Merck shall cooperate fully in order to enable Scynexis (or its sublicensees) to institute any action hereunder. Merck shall have the right to be represented in any such suit by its own counsel at its own expense.

(g) Any recovery obtained by either or both Merck and Scynexis in connection with or as a result of any action contemplated by this section, whether by settlement or otherwise, shall be shared in order as follows:

(i) the Party which initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action;

(ii) the other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and

(iii) the amount of any recovery remaining shall then be [*].

h) Merck shall inform Scynexis of any certification regarding any Merck Patent Rights it has received pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions or any similar provisions in a country in the Territory other than the United States and shall provide Scynexis with a copy of such certification within [*] of receipt. Scynexis’ and Merck’s rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in Sections 3.6(d)-(g) hereof; provided, however, that Merck shall exercise its first right to initiate and prosecute any action and shall inform Scynexis of such decision within [*] of receipt of the certification, after which time Scynexis shall have the right to initiate and prosecute such action.

i) The Parties shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory in the Field for the Compound Patent Rights. In the event that elections with respect to obtaining such patent term restoration are to be made, Scynexis shall have the right to direct the election and Merck agrees to abide by such election.

3.7. Development and Commercialization.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a) Scynexis, at its sole cost and expense, shall have the sole discretion to research, develop, manufacture and commercialize the Product either alone or together with a third party.

(b) Within [*] following the end of each Calendar Year, Scynexis shall provide to Merck a written progress report which shall describe the development and commercialization activities for the Product, including without limitation, any updates regarding sublicensees involved in the development and/or commercialization of the Product.

3.8. Compliance with Law and Ethical Business Practices.

(a) Each Party shall perform its obligations under this Agreement in compliance with the requirements of applicable law, including without limitation, with respect to the Prototype Materials, the applicable provisions of the Tariff Suspension and Trade Act of 2000 and any subsequent amendments.

(b) Scynexis acknowledges that Merck’s corporate policy requires that Merck’s business must be conducted within the letter and spirit of the law, including the U.S. Foreign Corrupt Practices Act. By signing this Agreement, Scynexis agrees to conduct the activities contemplated herein in a manner which is consistent with both applicable law and business ethics.

(c) Without limitation of the foregoing, Scynexis warrants that none of its employees, agents, officers or other members of its management are officials, officers, agents, representatives of any government or international public organization. Scynexis shall not make any payment, either directly or indirectly, of money or other assets (hereinafter collectively referred as a “Payment”), to government or political party officials, officials of international public organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing where such Payment would constitute violation of any applicable law.

ARTICLE 4

CONFIDENTIALITY AND PUBLICATION

4.1. Nondisclosure Obligation. All Proprietary Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to any third party or used for any purpose except as set forth herein, without the prior written consent of the disclosing Party, except to the extent that such Proprietary Information:

(a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;

(c) is subsequently disclosed to the receiving Party by a third party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; and

(d) is developed by the receiving Party independently of Proprietary Information received from the disclosing Party, as documented by the receiving Party’s business records.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

4.2. Permitted Disclosures. Notwithstanding Section 4.1, each Party shall be permitted to disclose Proprietary Information of the other Party, if such Proprietary Information:

(a) is disclosed by the receiving Party (or its Affiliates or sublicensees) to governmental or other regulatory agencies in order to obtain patents or to gain or maintain approval to conduct clinical trials or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

(b) is disclosed by receiving Party (or its Affiliates) to its sublicensees, agent(s), consultant(s), and/or other third parties for the research and development, manufacture, marketing and/or sale of Program Compound or Product (or for such third parties to determine their interest in performing such activities) in accordance with this Agreement (including the exercise of licenses granted to a Party hereunder) on the condition that such third parties agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement; provided, however, that the term of confidentiality may be limited to [*]; or

(c) is required to be disclosed by law or court order, provided that notice is promptly delivered to the disclosing Party in order to provide such Party with an opportunity to challenge or limit the disclosure requirement.

4.3. Publication. As between the Parties, Scynexis shall have the right to publish results of any research or development activities conducted by or on behalf of Scynexis with respect to any Product, and Merck (and its Affiliates) shall have no right to do so.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.4. Publicity; Use of Names.

(a) Merck agrees that Scynexis may issue a press release upon execution of this Agreement in the form attached hereto as Schedule 4.4.

(b) Except as otherwise expressly set forth in Section 4.2 or this Section 4.4, no disclosure of the existence, or the terms, of this Agreement may be made by either Party. Neither Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release, disclosure or regulatory submission relating to this Agreement or its subject matter, without the prior express written permission of the other Party. Notwithstanding the foregoing, Scynexis shall have the right to disclose the existence and terms of this Agreement to potential capital investors (including, but not limited to, potential purchasers of the stock and/or assets of Scynexis) and to sublicensees, who shall be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement; provided, however, that the term of confidentiality may be limited to three (3) years.

ARTICLE 5

PAYMENTS; ROYALTIES AND REPORTS

5.1. Milestone Payments. In consideration for the licenses granted herein and subject to the terms and conditions of this Agreement, Scynexis shall pay to Merck the following milestone payments:

(a) [*] ($[*]) dollars upon [*];

(b) [*] ($[*]) dollars upon [*];

(c) [*] ($[*]) dollars upon [*];

(d) [*] ($[*]) dollars upon [*];

(e) [*] ($[*]) dollars upon [*];

(f) [*] ($[*]) dollars upon [*];

The foregoing milestone payments will be non-refundable, but will be creditable against future royalties payable. Scynexis shall notify Merck in writing within [*] upon the achievement of each milestone, such notice to be accompanied by payment of the appropriate milestone payment within [*].

5.2. Royalties. In consideration for the licenses granted herein and subject to the terms and conditions of this Agreement, Scynexis shall pay to Merck royalties on a country-by-country basis in an amount equal to:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a) [*] percent ([*]%) of Net Sales for the initial [*] ($[*]) dollars of sales of Product in the Territory in a Calendar Year by Scynexis, its Affiliates or sublicensees;

(b) [*] percent ([*]%) of Net Sales for sales between [*] ($[*]) dollars and [*] ($[*]) of sales of Product in the Territory in a Calendar Year by Scynexis, its Affiliates or sublicensees;

(c) [*] percent ([*]%) of Net Sales for sales over [*] ($[*]) of sales of Product in the Territory in a Calendar Year by Scynexis, its Affiliates or sublicensees.

Royalties on Product at the rate set forth above shall be effective as of the date of First Commercial Sale of Product in a country with a Valid Patent Claim claiming the manufacture, use or sale of such Product and shall continue until [*] (i) expiration of the last-to-expire Valid Patent Claim claiming the manufacture, use or sale of such Product or (ii) [*] from the First Commercial Sale of such Product in such country. As [*], in those countries of the Territory where there are [*], such royalties shall be paid at [*] percent ([*]%) of the rates set forth above effective from the date of First Commercial Sale of Product in such country for a period of [*] thereafter.

5.3. All royalties are subject to the following conditions:

(a) that only one royalty shall be due with respect to the same unit of Product;

(b) that no royalties shall be due upon the sale or other transfer among Scynexis, its Affiliates and sublicensees, but in such cases the royalty shall be due and calculated upon Scynexis’ or its Affiliate’s or its sublicensee’s Net Sales to the first independent third party; and

(c) no royalties shall accrue on the disposition of Product in reasonable quantities by Scynexis, Affiliates or its sublicensees as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose).

5.4. It is understood by the parties that Scynexis may sell Product(s) to an independent third party (such as a retailer or wholesaler) and may subsequently perform services relating to Product(s) and other products under a managed pharmaceutical benefits contract or other similar contract. In such cases, it is agreed by the Parties that Net Sales shall be based on [*].

5.5. The Parties acknowledge that during the term of this Agreement, Scynexis’ sales practices for the marketing and distribution of Product may change to the extent to which the calculation of the payment for royalties on Net Sales may become impractical or even impossible. In such event the parties agree to meet and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

discuss in good faith new ways of compensating Merck to the extent currently contemplated under Section 5.2.

5.6. In those cases where Scynexis sells bulk Compound rather than Product in packaged form to an independent third party, the royalty obligations of this Section 5 shall be [*].

5.7. If a compulsory license is granted to a third party with respect to Product in any country in the Territory with a royalty rate lower than the royalty rate provided by Section 5.2, then the royalty rate to be paid by Scynexis on Net Sales in that country under Section 5.2 shall be [*].

5.8. In the event that one or more patent licenses from other third parties are required by Scynexis, its Affiliates and sublicensees in order to develop, make, have made, use or sell Program Compound or Product (hereinafter “Third Party Patent Licenses”), any consideration actually paid under such Third Party Patent Licenses by Scynexis, its Affiliates or sublicensees, for sale of such Program Compound or Product in a country for such Calendar Quarter shall be creditable against the royalty payments due Merck by Scynexis with respect to the sale of such Products in such country. Notwithstanding the foregoing, in no event shall any amount owed to Merck be reduced by more than [*] percent ([*]%) as a result of such Third Party Patent Licenses.

5.9. In the event a [*] is sold in a country, then the royalty rate to be paid by Merck on Net Sales in that country under Section 5.2 shall be reduced by [*] percent ([*]%) in such country.

5.10. Reports; Payment of Royalty. During the term of this Agreement following the First Commercial Sale of a Product, Scynexis shall furnish to Merck a quarterly written report for the Calendar Quarter showing the Net Sales of all Products subject to royalty payments sold by Scynexis, its Affiliates and sublicensees in the Territory during the reporting period and the royalties payable under this Agreement. Reports shall be due on the [*] day following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Scynexis shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

5.11. Audits.

(a) Upon the written request of Merck and not more than once in each Calendar Year, Scynexis shall permit an independent certified public accounting firm of nationally recognized standing selected by Merck and reasonably acceptable to Scynexis, at Merck’s expense, to have access during normal business hours to such of the records of Scynexis as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than [*] prior to the date of such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

request. The accounting firm shall disclose to Merck only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Merck.

(b) If such accounting firm correctly concludes that additional royalties were owed during such period, Scynexis shall pay the additional royalties within [*] days of the date Merck delivers to Scynexis such accounting firm’s written report so correctly concluding. The fees charged by such accounting firm shall be paid by Merck. Notwithstanding the foregoing, in the event that the verification discloses an underpayment to Merck of more than [*] percent ([*]%) of the amount due and at least [*] ($[*]) dollars, Scynexis shall promptly reimburse Merck the fees and costs of the representative, and reasonable costs incurred by Merck in respect of the audit.

(c) Scynexis shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Scynexis and to keep and maintain records of sales made pursuant to such sublicense to the same extent required of Scynexis under this Agreement.

(d) Merck shall treat all financial information subject to review under this Section 5.5 (or under any sublicense agreement) in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Scynexis, its Affiliates and/or sublicensees obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

5.12. Payments and Exchange Rate. All payments to be made by Scynexis to Merck under this Agreement shall be made in United States Dollars and may be paid by bank wire transfer in immediately available funds to the account designated in writing by Merck. In the case of sales outside the United States, the rate of exchange to be used in computing the monthly amount of currency equivalent in United States Dollars due Merck shall be made at the monthly rate of exchange utilized by Scynexis in its worldwide accounting system (or such other globally accepted standard as Scynexis may choose from time-to-time), prevailing on the third to the last business day of the month preceding the month in which such sales are recorded by Scynexis.

5.13. Income Tax Withholding. Merck shall be liable for all income and other taxes (including interest) (“Taxes”) imposed upon any payments made by Scynexis to Merck under this Article 5 (“Agreement Payments”). If applicable laws, rules or regulations require the withholding of Taxes, Scynexis shall make such withholding payments and shall subtract the amount thereof from the Agreement Payments. Scynexis shall submit to Merck appropriate proof of payment of the withheld Taxes as well as the official receipts within a reasonable period of time. Scynexis shall provide Merck reasonable information in its possession in order to allow Merck to obtain the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

benefit of any present or future treaty against double taxation which may apply to the Agreement Payments.

5.14. Third Party Licenses. Notwithstanding anything to the contrary herein (including Section 5.7), but subject to the provisions of 5.8, Scynexis shall be solely responsible for satisfying all costs and payments of any kind (including all upfront fees, annual payments, milestone payments and royalty payments) (i) arising under any license or other grant of rights from a third party to Scynexis (or any of its Affiliates) and/or (ii) otherwise arising as a result of the exercise by Scynexis of any licenses under this Agreement.

5.15. Late Fees. If Scynexis fails to pay in full any undisputed sum payable under this Agreement within [*] after the end of the period specified for payment, the amount outstanding shall bear interest at a per annum rate of prime as reported in the Wall Street Journal [*] or the maximum rate allowable by applicable law, whichever is less.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1. Representations and Warranties of Each Party. Each Party represents and warrants to the other Party that as of the Effective Date:

(a) such Party is duly organized and validly existing under the laws of the state of its organization and has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder; and

(b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the necessary corporate actions of such Party. This Agreement has been duly executed by such Party. This Agreement and any other documents contemplated hereby constitute valid and legally binding obligations of such Party enforceable against it in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors.

6.2. Additional Merck Representations and Warranties. Merck represents and warrants to Scynexis that as of the Effective Date:

(a) all issued patents contained within the Merck Patent Rights are in full force and effect and to the best of Merck’s knowledge, the Merck Patent Rights and Merck Know-How exist and are not invalid or unenforceable, in whole or in part;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) it has the full right, power and authority to enter into this Agreement, to perform the activities hereunder, and to grant the licenses granted hereunder;

(c) it (and its Affiliates) has not previously (i) assigned, transferred, conveyed or otherwise encumbered its right, title and/or interest in any Merck Patent Rights, or (ii) otherwise granted any rights to any third parties that would conflict with the rights granted to Scynexis hereunder, and, to the best of Merck’s knowledge, there is no unauthorized use, infringement or misappropriation of any Merck Patent Rights;

(d) it jointly owns with Scynexis the Program Compound Patent Rights, all of which are free and clear of any liens, charges and encumbrances;

(e) it owns the Merck Process Patent Rights, all of which are free and clear of any liens, charges and encumbrances; and

(f) to its Knowledge, except as disclosed on Schedule 6.2 attached hereto, it has provided a copy of all material information relating to safety and efficacy data from assays or test procedures that Merck considers to be non-proprietary for the Program Compound.

6.3. Disclaimers. Merck does not make any representation or warranty, and specifically disclaims any warranty:

(a) that the Program Compound will be useful to Scynexis for any purpose whatsoever; and more specifically Merck makes no representations or warranties concerning the manufacturing process, or the efficacy, safety or adequacy of the Program Compound for the purpose of researching, developing, manufacturing, marketing or selling the Product before or after the Effective Date;

(b) concerning the efficacy or safety for human use of Program Compound, whether in the formulation heretofore manufactured or in the form of any other hydrates, solvates, salts, polymorphic forms (different crystal forms) of Program Compound or any derivatives thereof;

(c) concerning the accuracy, completeness or utility of the Program Documentation for any purpose, including without limitation, the research and development of Program Compound or Product; or

(d) concerning any legal and regulatory requirements that must be satisfied by Scynexis before Scynexis will be able lawfully to manufacture, market and sell the Product in the Territory.

6.4. SCYNEXIS ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AGREEMENT, MERCK HAS MADE NO REPRESENTATION OR WARRANTY WHATSOEVER AND SCYNEXIS HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SCYNEXIS ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, MERCK IS PROVIDING THE IND, PROGRAM DOCUMENTATION AND MATERIALS ON AN “AS IS, WHERE IS” BASIS WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES AS TO THE FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR CONDITION OF THE ASSETS OR AS TO THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF ANY PERSON OR AS TO ANY OTHER MATTER.

ARTICLE 7

RELEASE AND INDEMNIFICATION

7.1. Merck Release. Merck (on behalf of itself and its successors or assigns, past and present officers, directors, employees, agents and representatives) freely and voluntarily releases, relinquishes and forever discharges Scynexis and its parent, affiliates, subsidiaries, successors and assigns, past and present officers, directors, employees, agents and representatives, from and against any and all claims, demands, causes of action, complaints, arbitrations, suits, judgments, demands, obligations or liabilities, damages, rights, costs, loans, debts and expenses of any kind or nature (including attorneys’ fees and expenses), in law or equity, whether known or unknown, disclosed or undisclosed (“Claims”), that Merck now has or ever has had as of the Effective Date based on, by reason of, or arising out of the 2002 Agreement (the “Merck Released Claims”). In addition, Merck represents and warrants that it has not heretofore assigned or transferred, or purported to have assigned or transferred to any entity or person, any of the Released Claims, or any amount of money related thereto.

7.2. Scynexis Release. Scynexis (on behalf of itself and its successors or assigns, past and present officers, directors, employees, agents and representatives) freely and voluntarily releases, relinquishes and forever discharges Merck and its parent, affiliates, subsidiaries, successors and assigns, past and present officers, directors, employees, agents and representatives, from and against any and all Claims that Scynexis now has or ever has had as of the Effective Date based on, by reason of, or arising out of the 2002 Agreement, including any and all activities related to the research and development of Program Compound (the “Scynexis Released Claims”). In addition, Scynexis represents and warrants that it has not heretofore assigned or transferred, or purported to have assigned or transferred to any entity or person, any of the Scynexis Released Claims, or any amount of money related thereto.

7.3. Indemnification. Scynexis shall indemnify and hold Merck and its Affiliates and their respective officers, directors, agents and employees (“Merck

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Indemnitees”) harmless from and against any Claims arising under or related to this Agreement against them to the extent arising or resulting from:

(a) the research, development and commercialization of Program Compound and Product by Scynexis, its Affiliates, sublicensees or third parties acting on Scynexis’ behalf;

(b) the breach of this Agreement by Scynexis; or

(c) the negligence or willful misconduct of Scynexis in regard to its performance, or non-performance, under this Agreement.

7.4. Indemnification Procedure.

(a) Each Merck Indemnitee shall provide Scynexis with prompt written notice of any Claims or the discovery of a fact upon which such Merck Indemnitee intends to base a request for indemnification under Section 7.3 (it being understood and agreed, however, that the failure to give notice as provided in this Section 7.4 shall not relieve Scynexis of any such indemnification obligations except and only to the extent that Scynexis is actually materially prejudiced as a result of such failure to give notice).

(b) Each Party shall furnish promptly to the other Party copies of all papers and official documents received in respect of any Claims resulting from or arising out of any Claim by a third party against a Merck Indemnitee (a “Third Party Claim”). The Merck Indemnitee shall reasonably cooperate as requested by and at the expense of Scynexis in the defense of any Third Party Claims.

(c) Within [*] after receipt of such notification as set forth in subsection (a), Scynexis may, upon written notice thereof to the Merck Indemnitee, assume control of the defense of any Third Party Claim with counsel reasonably satisfactory to the Merck Indemnitee. The Merck Indemnitee shall provide Scynexis with all information in its possession and all assistance reasonably necessary to enable Scynexis to carry on the defense of any such Third Party Claim. If Scynexis does not assume control of such defense, the Merck Indemnitee shall control such defense. The Party not controlling such defense may participate therein at its own expense. The Party controlling such defense shall keep the other Party advised of the status of the Third Party Claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Merck Indemnitee shall not agree to any settlement of any Third Party Claim without the prior written consent of Scynexis, which shall not be unreasonably withheld, delayed or conditioned. Scynexis shall not agree to any settlement of any Third Party Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Merck Indemnitee from all liability with respect thereto or that imposes any liability or obligation on the Merck

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Indemnitee without the prior written consent of the Merck Indemnitee; provided, however, Scynexis may agree to a settlement of such action, suit, proceeding or Third Party Claim or consent to any judgment in respect thereof with prior written notice to the Merck Indemnitee but without the consent of the Merck Indemnitee where the only liability to the Merck Indemnitee is the payment of money and Scynexis makes such payment.

7.5. Insurance. Scynexis shall, at its sole expense, maintain in effect at all times during the period of the Agreement insurance coverage with minimum limits as follows: (a) commercial general liability – occurrence form general aggregate (including contractual liability) of $[*]; (b) combined bodily injury/property damage each occurrence of $[*]; (c) products liability (including bodily injury and financial loss) of $[*]; and (d) excess liability – umbrella form of $[*]. Upon receipt of a written request from Merck, Scynexis shall deliver to Merck an insurer or insurer’s agent signed certificate of insurance, as evidence that policies providing such coverage and limits of insurance are in full force and effect and with insurers, having an AM Best (A-) or higher rating. These certificates of insurance shall provide that not less than [*] advance notice shall be given in writing to Scynexis of any cancellation, termination, or material alteration of said insurance policies. Merck (including its Affiliates) and their respective officers, directors and employees should be added as additional insureds on the commercial general liability policies and Scynexis’ insurers shall waive all rights of subrogation against Merck. Scynexis’ insurance shall be primary with no contribution by Merck insurance. All deductibles or self-insured retentions are the responsibility of Scynexis.

ARTICLE 8

TERM AND TERMINATION

8.1. Term and Expiration. This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Sections 8.2, the term of this Agreement shall continue in full force and effect until expiration of all royalty obligations hereunder (“Term”). Upon expiration of this Agreement due to expiration of all royalty obligations hereunder, Scynexis’ licenses pursuant to Section 3.1 shall become fully paid-up, perpetual licenses.

8.2. Termination for Cause.

(a) Cause for Termination. This Agreement may be terminated at any time during the term of this Agreement upon written notice by a Party if the other Party is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within [*] after written notice requesting cure of such breach; provided, however, in the event of a good faith dispute with respect to the existence of such breach, the [*] cure period shall be tolled until such time as the dispute is resolved pursuant to Section 9.6. Notwithstanding the foregoing, any [*] failure by

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[*] to [*] in Section [*] shall [*] under such Section and [*] under this Agreement shall consist of [*] to [*] within the [*] cure period or such other period as mutually agreed by the Parties.

(b) Effect of Termination for Cause.

(i) if [*] terminates this Agreement under Section 8.2, [*] as of the effective date of such termination;

(ii) if [*] terminates this Agreement under Section 8.2, [*] as of the effective date of such termination.

8.3. Effect of Expiration or Termination; Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Each Party shall pay all amounts then due and owing as of the expiration or termination date. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination. The provisions of Article 4 shall survive the expiration or termination of this Agreement and shall continue in effect for [*] following termination or expiration. The provisions of Article 1 (as necessary for the interpretation of other surviving provisions); [*] Sections 6.3 and 6.4; Article 7; Article 8; and Article 9 shall survive any expiration or termination of this Agreement.

ARTICLE 9

MISCELLANEOUS

9.1. Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical.

9.2. Assignment. The Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by either Party without the consent of the other Party, such consent not to be unreasonably withheld; provided, however, that a Party may at any time during the Term assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the Product or the business, or in the event of its merger or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under the Agreement.

9.3. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

9.4. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Scynexis, to:	Scynexis, Inc.
3501 C Tricenter Boulevard
Durham, NC 27713
Attn: Director, Business Development
Fax: (919) 544-8697

with a copy to:	Scynexis Chemistry & Automation, Inc.
3501 C Tricenter Boulevard
Durham, NC 27713
Attn: President & CEO
Fax: (919) 544-8697

if to Merck, to:	Merck Sharp & Dohme Corp.
One Merck Drive (WS 2A-50)
P.O. Box 100
Whitehouse Station, NJ 08889-0100
Attn: Chief Licensing Officer
Fax: (908) 735-1201

with a copy to:	Merck Sharp & Dohme Corp.
One Merck Drive (WS 3A-65)
P.O. Box 100
Whitehouse Station, NJ 08889-0100
Attn: Office of Secretary
Fax: (908) 735-1246

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by facsimile on a business day, on the business day after dispatch if sent by nationally-recognized overnight courier and on the third business day following the date of mailing if sent by mail.

9.5. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and the United States without reference to any rules of conflict of laws or renvoi.

9.6. Dispute Resolution. The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an “Excluded Claim” shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (“AAA”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof. The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business. Within [*] after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within [*] of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. The place of arbitration shall be New York, New York. Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ and any administrative fees of arbitration. Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations. As used in this Section, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyrights, including without limitation the Merck Patent Rights; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.7. Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreement and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term thereof modified, only by a written instrument duly executed by both Parties hereto.

9.8. Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

9.9. Independent Contractors. It is expressly agreed that Scynexis and Merck shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Scynexis nor Merck shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party.

9.10. Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach of the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

9.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.12. Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement to be effective as of the Effective Date.

MERCK SHARP & DOHME CORP.		SCYNEXIS, INC.

By:	/s/ Roger J. Pomerantz	By:	/s/ Yves Ribeill
	Roger J. Pomerantz, M.D., F.A.C.P.		Yves Ribeill
	Senior Vice President		President and CEO
Head of Worldwide Licensing & Acquisitions

[SIGNATURE PAGE TO TERMINATION AND LICENSE AGREEMENT]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 1.19

MATERIALS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 1.21

Form of Merck Letter to be Submitted to FDA

John Farley, M.D., M.P.H., Acting Director

Food and Drug Administration

Center for Drug Evaluation and Research

Division of Anti-Infective Products

5901-B Ammendale Road

Beltsville, MD 20705-1266	Serial No.

Dear Dr. Farley:

IND 107,521: MK-3118

Transfer of Ownership of IND

Reference is made to the subject Investigational New Drug (IND) application for MK-3118 for the treatment of fungal infections, which was submitted on January 12, 2010 (Serial No. 0000).

This letter and the attached signed form FDA 1571 serve as notification of the change in ownership of this IND from Merck Sharp & Dohme Corp, a subsidiary of Merck & Co, Inc. (Merck) to SCYNEXIS, Inc. The change in ownership becomes effective on 24-05-2013.

The new sponsor’s contact information is:

Katyna Borroto-Esoda

Director, Clinical Affairs

SCYNEXIS, Inc.

3501C Tricenter Boulevard

Durham, NC 27713

Tel: 919-237-4431

Fax: 919-544-8697

Email: Katyna.Borroto-Esoda@scynexis.com

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Pursuant to the provisions in 21 CFR 312, Section 312.50, all rights and responsibilities associated with the subject Investigational New Drug application have been transferred to SCYNEXIS, Inc. In addition, the complete IND record has been forwarded to SCYNEXIS, Inc.

This submission is being submitted in accordance with the current FDA Guidance Documents for the electronic common technical document. This submission is being transmitted through the FDA’s electronic submission gateway. Merck has taken precautions to ensure that the contents are free of computer viruses (McAfee Agent, McAfee, Inc.), and we authorize the use of anti-virus software, as appropriate.

We consider the information included in this submission to be a confidential matter, and request that the Food and Drug Administration not make its content, public without first obtaining the written permission of Merck.

In my absence questions concerning the content of this submission should be directed to Laurie MacDonald (267) 305-5540.

Sincerely,

Donnette D. Staas, Ph.D.
Director
Global Regulatory Affairs

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 1.26

MERCK PROCESS PATENT RIGHTS

Merck Reference	Country	Application Number	Filing Date	Publication Number	Patent Number	Issue Date	Status
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Merck Reference	Country	Application Number	Filing Date	Publication Number	Patent Number	Issue Date	Status
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 1.31

OTHER COMPOUND PATENT RIGHTS

Merck Reference	Country	Application Number	Filing Date	Patent Number	Issue Date	Status
[*]	[*]	[*]	[*]	[*]	[*]	[*]

Merck Reference	Country	Application Number	Filing Date	Patent Number	Issue Date	Status
[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Merck Reference	Country	Application Number	Filing Date	Patent Number	Issue Date	Status
[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 1.39

PROGRAM COMPOUND PATENT RIGHTS

Merck Reference	Country	Application Number	Filing Date	Patent Number	Issue Date	Status
[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Merck Reference	Country	Application Number	Filing Date	Patent Number	Issue Date	Status
[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 1.41

PROGRAM DOCUMENTATION

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 1.41 PROGRAM DOCUMENTATION

Source Area	Additional Information	Suggested Mode of Transfer- Electronic or Paper	Completion Date
[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 1.41 PROGRAM DOCUMENTATION

Source Area	Scynexis Questions/Comments	Merck Response
[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 1.45

Scynexis Letter to be Submitted to FDA

May 28, 2013

John Farley, M.D., M.P.H., Acting Director

Food and Drug Administration

Center for Drug Evaluation and Research

Division of Anti-Infective Products

5901-B Ammendale Road

Beltsville, MD 20705-1266	Serial No.

Dear Dr. Farley:

IND 107,521: MK-3118

Transfer of Ownership of IND

Reference is made to the subject Investigational New Drug (IND) application for MK-3118 for the treatment of fungal infections, which was submitted on January 12, 2010 (Serial No. 0000). Reference is also made to the letter dated [xx-xx-2013] from Merck Sharp & Dohme Corp. with regard to IND 107,521 (Serial # YYYY, see attached).

This letter and the attached signed form FDA 1571 serve as confirmation of the acceptance by SCYNEXIS, Inc. of the transfer of ownership of the aforementioned IND from Merck Sharp & Dohme Corp, a subsidiary of Merck & Co, Inc. (Merck) to SCYNEXIS, Inc. The change in ownership becomes effective on 24-05-2013.

The contact information for SCYNEXIS, Inc. is:

Katyna Borroto-Esoda

Director, Clinical Affairs

SCYNEXIS, Inc.

3501C Tricenter Boulevard

Durham, NC 27713

Tel: 919-237-4431

Fax: 919-544-8697

Email: Katyna.Borroto-Esoda@scynexis.com

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Pursuant to the provisions in 21 CFR 312, Section 312.50, all rights and responsibilities associated with the subject Investigational New Drug application are hereby accepted by SCYNEXIS, Inc.

We consider the information included in this submission to be a confidential matter, and request that the Food and Drug Administration not make its content, public without first obtaining the written permission of Scynexis, Inc.

In my absence questions concerning the content of this submission should be directed to Yves Ribeill at yves.ribeill@scynexis.com or 919-544-8602.

Sincerely,

Katyna Borroto-Esoda
Director, Clinical Affairs
SCYNEXIS, Inc.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 2.5

Specific End Use Statement for Prototype Material

[To be printed on Scynexis company letterhead]

Port Director

United States Customs and Border Protection

Re:	MK-3118, a semi-synthetic derivative of the natural product enfumafungin

Dear Customs Officer:

Please be advised that the material referenced above imported by Merck Sharp & Dohme Corp. is pharmaceutical active ingredient to be used exclusively by Scynexis, Inc. for pharmaceutical-related research, development, product evaluation, testing and quality control purposes. The merchandise is imported in normal non-commercial quantities in accordance with industry practice, and will not be sold after importation or incorporated into other products that are sold. For these reasons the merchandise is being entered under Heading 9817.85.01. Based on General Rules of Interpretation 3(c) the underlying classification of the material is 2935.00.7500.

Very truly yours,

Name
Title
Location
Phone

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 4.4

FORM OF PRESS RELEASE

SCYNEXIS Gains Worldwide Rights to Novel Antifungal Compound

—First Oral Glucan Synthase Inhibitor Ready to Enter Phase II Trials—

Research Triangle Park, NC (DATE) – SCYNEXIS, Inc. announced today that Merck, known as MSD outside the United States and Canada, has decided to return to SCYNEXIS all development and commercialization rights for the novel antifungal compound, MK-3118, an oral glucan synthase inhibitor being developed for the treatment of systemic fungal diseases. This decision was made following a review and prioritization of Merck’s infectious disease portfolio.

In 2002, SCYNEXIS and Merck announced an exclusive license and research agreement focused on antifungal discovery and development of treatments for invasive fungal infections such as Candida and Aspergillus. MK-3118 is the first compound developed under the agreement to have completed Phase I studies and be ready to enter Phase IIb studies.

“We have enjoyed a successful collaboration with our Merck colleagues and will continue to advance the clinical development of MK-3118, now SCY-078, to help a growing and under-served patient population,” said Yves Ribeill, PhD, president and chief executive officer, SCYNEXIS. “The addition of this anti-fungal platform to our portfolio expands our pipeline and positions SCYNEXIS as a leading anti-infective company.”

“Working together, we have made good progress in advancing MK-3118 to this clinical stage,” said Roger Pomerantz, senior vice president and head, Worldwide Licensing and Knowledge Management, Merck. “Merck continues to advance its infectious disease pipeline and remains committed to delivering medicines in this important therapeutic area.”

Under the terms of the agreement, SCYNEXIS will receive all rights to MK-3118, including a transfer from Merck to SCYNEXIS of the pre-clinical, IND and Phase I data packages. The company plans to progress the clinical development while simultaneously evaluating new partnership opportunities. Merck will be eligible to receive milestones and royalties.

Data on this novel compound have been presented at the 49th and 50th Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) and published in multiple journals including the May 2012 issue of Bioorganic & Medicinal Chemistry Letters and the November 2012 issue of the Journal of Antimicrobial Chemotherapy.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

About SCY-078 (formerly MK-3118)

SCY-078/MK-3118 is the first oral glucan synthase inhibitor being developed for the treatment of systemic fungal diseases. SCY-078/MK-3118 is a semi-synthetic derivative of the natural product enfumafungin—a structurally distinct class of glucan synthase inhibitors. Glucan synthase inhibitors have been very effective in treating invasive fungal infections in a hospital setting, but are currently only available as an intravenous dosing option.

About SCYNEXIS

SCYNEXIS delivers innovative solutions to solve the toughest problems in drug discovery and development for our pharmaceutical, global health and life science partners. Our contract research and development services include Integrated Pharmaceutical Solutions, Discovery Research and Integrated Parasitology. We have successfully delivered preclinical and clinical drug candidates to our customers across all major therapeutic indications and have developed our own proprietary cyclophilin inhibitor programs for the treatment of a broad range of diseases, including HCV, HBV and inflammation. For more information, visit www.scynexis.com.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 6.2

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.